Exhibit 4.1

INDENTURE

Dated as of March 3, 2023

Among

TRANE TECHNOLOGIES PLC,

TRANE TECHNOLOGIES HOLDCO INC.,

TRANE TECHNOLOGIES FINANCING LIMITED,

TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.À R.L.,

TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED,

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY,

TRANE TECHNOLOGIES COMPANY LLC

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Trustee

Debt Securities

i

SECTION 1004.	Limitation on Liens	73
SECTION 1005.	Limitation on Sale and Leaseback Transactions	75
SECTION 1006.	Defeasance of Certain Obligations	76
SECTION 1007.	Statement by Officer as to Default	77
SECTION 1008.	Waiver of Certain Covenants	77
SECTION 1009.	Calculation of Original Issue Discount	78

ARTICLE ELEVEN REDEMPTION OF SECURITIES		78

SECTION 1101.	Applicability of Article	78
SECTION 1102.	Election to Redeem; Notice to Trustee	78
SECTION 1103.	Selection of Securities to Be Redeemed	78
SECTION 1104.	Notice of Redemption	79
SECTION 1105.	Deposit of Redemption Price	80
SECTION 1106.	Securities Payable on Redemption Date	80
SECTION 1107.	Securities Redeemed in Part	80

ARTICLE TWELVE SINKING FUNDS		81

SECTION 1201.	Applicability of Article	81
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities	81
SECTION 1203.	Redemption of Securities for Sinking Fund	81

ARTICLE THIRTEEN GUARANTEE		82

SECTION 1301.	Guarantee	82
SECTION 1302.	Execution and Delivery of Guarantee	83
SECTION 1303.	Notice to Trustee	84
SECTION 1304.	This Article Not to Prevent Events of Default	84
SECTION 1305.	Amendment, Etc.	84
SECTION 1306.	Limitation on Liability	84

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture.

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not
(a)(4)	Applicable
(b)	Not
Applicable
608, 610
§ 311(a)	613
(b)	613
(b)(2)	703(a)
§ 312(a)	701, 702(a)
(b)	702(b)
(c)	702(c)
§ 313(a)	703(a)
(b)(1)	Not
(b)(2)	Applicable
(c)	703(a)
(d)	703(a)
703(b)
§ 314(a)	704
(b)	Not
(c)(1)	Applicable
(c)(2)	102
(c)(3)	102
(d)	Not
(e)	Applicable
Not
Applicable
102
§ 315(a)	601(a)
(b)	602
(c)	601(b)
(d)	601(c)
(d)(1)	601(c)(1)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	514
§ 316(a)(1)(A)	502, 512
(a)(1)(B)	513
(a)(2)	Not
(b)	Applicable
508

§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of March 3, 2023, among TRANE TECHNOLOGIES PLC, a public limited company duly organized and existing under the laws of Ireland (“Trane Parent”), TRANE TECHNOLOGIES HOLDCO INC., a corporation incorporated in Delaware (“Trane Holdco”), TRANE TECHNOLOGIES FINANCING LIMITED, a private limited company duly organized and existing under the laws of Ireland (“TTFL”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée) (“Lux International”), TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED, a corporation incorporated in Delaware (“TTGH”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY, a private unlimited company duly organized and existing under the laws of Ireland (“Irish Holdings”), TRANE TECHNOLOGIES COMPANY LLC, a limited liability company organized in Delaware (“TTC”), and Computershare Trust Company, N.A., as Trustee (herein called the “Trustee”).

RECITALS

Trane Parent directly or indirectly beneficially owns 100% of the issued share capital of, or other ownership interests in, each of Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings and TTC.

Each of the Trane Parent, Trane Holdco, TTFL, Lux International and TTGH has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of debt securities (herein called the “Securities”) of Trane Parent, Trane Holdco, TTFL, Lux International or TTGH, as the case may be, to be issued in one or more series as in this Indenture provided. In respect of any series of Securities, either Trane Parent, Trane Holdco, TTFL, Lux International or TTGH shall be the issuer of such series of Securities.

Each series of Securities issued by Trane Parent may be guaranteed by certain of its Subsidiaries (as defined herein), including Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings and/or TTC, as may be specified in a supplemental indenture hereto or a Board Resolution (as defined herein) or an Officer’s Certificate (as defined herein) of the Issuer (as defined herein) in accordance with the terms hereof. Each series of Securities issued by the Trane Holdco will be guaranteed by Trane Parent and may also be guaranteed by certain other Subsidiaries of Trane Parent, including TTFL, Lux International, TTGH, Irish Holdings and/or TTC, as may be specified in a supplemental indenture hereto or a Board Resolution or an Officer’s Certificate of the Issuer in accordance with the terms hereof. Each series of Securities issued by TTFL will be guaranteed by Trane Parent and may also be guaranteed by certain other Subsidiaries of Trane Parent, including Trane Holdco, Lux International, TTGH, Irish Holdings and/or TTC, as may be specified in a supplemental indenture hereto or a Board Resolution or an Officer’s Certificate of the Issuer in accordance with the terms hereof. Each series of Securities issued by Lux International will be guaranteed by Trane Parent and may also be guaranteed by certain other Subsidiaries of Trane Parent, including Trane Holdco, TTFL, TTGH, Irish Holdings and/or TTC, as may be specified in a supplemental indenture hereto or a Board Resolution or an Officer’s Certificate of the Issuer in accordance with the terms hereof. Each series of Securities issued by TTGH will be guaranteed by Trane Parent and may also be guaranteed by certain other Subsidiaries of Trane Parent, including Trane Holdco, TTFL, Lux International, Irish Holdings and/or TTC, as may be specified in a supplemental indenture hereto or a Board Resolution or an Officer’s Certificate of the Issuer in accordance with the terms hereof.

All things necessary to make this Indenture a valid agreement of each of the Issuer and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) “including” means including without limitation;

(7) when used with respect to any Security, the words “convert,” “converted” and “conversion” are intended to refer to the right of the Holder, the Issuer or, to the extent not the Issuer, Trane Parent to convert or exchange such Security into or for securities or other property in accordance with such terms, if any, as may hereafter be specified for such Security as contemplated by Section 301, and these words are not intended to refer to any right of the Holder, the Issuer or, to the extent not the Issuer, Trane Parent to exchange such Security for other Securities of the same series and like tenor pursuant to Section 304, 305, 306, 906 or 1107 or another similar provisions of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be converted mean such terms as may be specified for such Security as contemplated in Section 301; and

(8) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

Certain terms, used principally in Article Six, are defined in that Article.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” has the meaning specified in Section 1004(c)(1).

“Authenticating Agent” means any person authorized to authenticate and deliver Securities on behalf of the Trustee for the Securities of any series pursuant to Section 614.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person), or an executive committee of such Board of Directors or any duly authorized committee of that Board of Directors or any director(s), manager(s) and/or officer(s), as the case may be, to whom that Board of Directors or committee shall have duly delegated its authority.

“Board Resolution” means a copy of one or more resolutions adopted by the Board of Directors of a Person, certified by the Secretary or an Assistant Secretary (or Persons performing similar functions) of such Person (or if such Person does not have a Secretary or Assistant Secretary, a director or manager of such Person) to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means each day which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close.

“Calculation Agent” means any person authorized by the Issuer to determine the floating rate interest rate of any series of Securities bearing a floating rate of interest. Initially, Computershare Trust Company, N.A. shall act as calculation agent in connection with the Securities. The Calculation Agent shall serve as the calculation agent hereunder unless and until a successor calculation agent is appointed by the Issuer of such Securities.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company Request” or “Company Order” means a written request or order signed in the name of the Issuer by an Officer of the Issuer and delivered to the Trustee for the Securities of any series.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date hereof is located at 1 Independent Drive, Suite 620, Jacksonville, Florida 32202 Attention: Account Manager –Trane Technologies, and for Agent services such office shall also mean the office or agency of the Trustee located at CSTO Mail Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuer and the Holders).

“Defaulted Interest” has the meaning specified in Section 307.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Event of Default” unless otherwise specified in the supplemental indenture, Board Resolution or Officer’s Certificate establishing a series of Securities, has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Indebtedness” means indebtedness created, assumed or guaranteed by a Person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

“GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as in effect from time to time.

“Global Security” means a Security evidencing all or part of a series of Securities, including, without limitation, any temporary or permanent Global Securities.

“Guarantee” means the guarantee by each Guarantor as endorsed on each Security and authenticated and delivered pursuant to this Indenture, which guarantee shall include the provisions set forth in Article Thirteen of this Indenture. “Guaranteed” shall have a meaning correlative to the foregoing.

“Guarantors” means, (a) in respect of a series of Securities issued by Trane Parent, (i) each Person, if any, named as a “Guarantor” pursuant to a supplemental indenture hereto or a Board Resolution or an Officer’s Certificate of the Issuer in accordance with the terms of this Indenture (until such Person ceases to be a Guarantor pursuant to the terms of this Indenture) and (ii) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of this Indenture, (b) in respect of a series of Securities issued by Trane Holdco, (i) Trane Parent, (ii) each other Person, if any, named as a “Guarantor” pursuant to a supplemental indenture hereto or a Board Resolution or an Officer’s Certificate of the Issuer in accordance with the terms of this Indenture (until such Person ceases to be a Guarantor pursuant to the terms of this Indenture) and (iii) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of this Indenture, (c) in respect of a series of Securities issued by TTFL, (i) Trane Parent, (ii) each other Person, if any, named as a “Guarantor” pursuant to a supplemental indenture hereto or a Board Resolution or an Officer’s Certificate of the Issuer in accordance with the terms of this Indenture (until such Person ceases to be a Guarantor pursuant to the terms of this Indenture) and (iii) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of this Indenture, (d) in respect of a series of Securities issued by Lux International, (i) Trane Parent, (ii) each other Person, if any, named as a “Guarantor” pursuant to a supplemental indenture hereto or a Board Resolution or an Officer’s Certificate of the Issuer in accordance with the terms of this Indenture (until such Person ceases to be a Guarantor pursuant to the terms of this Indenture) and (iii) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of this Indenture and (e) in respect of a series of Securities issued by TTGH, (i) Trane Parent, (ii) each other Person, if any, named as a “Guarantor” pursuant to a supplemental indenture hereto or a Board Resolution or an Officer’s Certificate of the Issuer in accordance with the terms of this Indenture (until such Person ceases to be a Guarantor pursuant to the terms of this Indenture) and (iii) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of this Indenture.

“Holder” means a person in whose name a Security is registered in the Security Register.

“Indenture” means this Indenture as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Irish Holdings” means the Person named as “Irish Holdings” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Irish Holdings” shall mean such successor Person.

“Issuer” means, (i) Trane Parent, in the case of Securities issued by Trane Parent, (ii) Trane Holdco, in the case of Securities issued by Trane Holdco, (iii) TTFL, in the case of Securities issued by TTFL, (iv) Lux International, in the case of Securities issued by Lux International and (v) TTGH, in the case of Securities issued by TTGH.

“Judgment Currency” has the meaning specified in Section 117.

“Lux International” means the Person named as “Lux International” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Lux International” shall mean such successor Person.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mortgage” has the meaning specified in Section 1004(c)(3).

“Officer” means the Chairman of the Board, any Vice Chairman, any other director or manager, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Principal Accounting Officer, the Treasurer, any Assistant Treasurer, the Principal Financial Officer, the Controller, the General Counsel, the Secretary or any Assistant Secretary of the Issuer or any of the Guarantors, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or any of the Guarantors, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or regular counsel for the Issuer or a Guarantor, or for both, as the case may be, or may be other counsel reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 102 if and to the extent required by this Indenture. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely as to factual matters on certificates of the Issuer, the Guarantors or governmental or other officials customary for opinions of the type required.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee for such Securities or delivered to such Trustee for cancellation;

(ii) Securities or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee for such Securities or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to such Trustee has been made;

(iii) Securities as to which defeasance has been effected pursuant to Section 403;

(iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee for such Securities proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; and

(v) Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (a) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (b) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (c) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in clause (a) or (b) above, of the amount determined as provided in such clause), and (d) Securities owned by the Issuer, the Guarantors or any other obligor upon the Securities or any Affiliate of the Issuer, the Guarantors or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, a Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, any Guarantor or such other obligor.

“Paying Agent” when used with respect to the Securities of any series means any person authorized by the Issuer to pay the principal of (and premium, if any, on) or interest, if any, on any Securities on behalf of the Issuer.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any, on) and interest, if any, on the Securities of that series are payable as specified in or as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any manufacturing plant or other manufacturing facility of Trane Parent or any Restricted Subsidiary, which plant or facility is located within the United States of America, except any such plant or facility which the Board of Directors of Trane Parent by resolution declares is not of material importance to the total business conducted by Trane Parent and its Restricted Subsidiaries.

“Process Agent” has the meaning specified in Section 117.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, exclusive of accrued and unpaid interest.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Required Currency” has the meaning specified in Section 117.

“Responsible Officer” when used with respect to the Trustee for the Securities of any series, means any officer within the corporate trust department of such Trustee or any other officer of such Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary which owns a Principal Property excluding however, any entity the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States of America.

“Sale and Leaseback Transaction” has the meaning specified in Section 1005.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Shareholders’ equity in Trane Parent and its consolidated Subsidiaries” has the meaning specified in Section 1004(c)(2).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee for such series pursuant to Section 307.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or any other entity of which at least a majority of the outstanding stock or equity interests having voting power under ordinary circumstances to elect a majority of the Board of Directors or similar body of said entity shall at the time be owned by Trane Parent or by Trane Parent and one or more Subsidiaries or by one or more Subsidiaries of Trane Parent.

“Trane Holdco” means the Person named as “Trane Holdco” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trane Holdco” shall mean such successor Person.

“Trane Parent” means the Person named as “Parent” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trane Parent” shall mean such successor Person.

“Trustee” means the person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any series shall mean each such Trustee with respect to those series of Securities with respect to which it is serving as Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“TTC” means the Person named as “TTC” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “TTC” shall mean such successor Person.

“TTFL” means the Person named as “TTFL” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “TTFL” shall mean such successor Person.

“TTGH” means the Person named as “TTGH” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “TTGH” shall mean such successor Person.

“U.S. Depositary” means a clearing agency registered under the Exchange Act, or any successor thereto, which shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Depositary” shall mean or include each Person who is then a U.S. Depositary hereunder, and if at any time there is more than one such Person, “U.S. Depositary” as used with respect to the Securities of any series shall mean the U.S. Depositary with respect to the Securities of that series.

“U.S. Government Obligations” means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States.

“Vice President”, when used with respect to the Issuer, the Guarantors or the Trustee for any series of Securities, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Issuer or any Guarantor to the Trustee for any series of Securities to take any action under any provision of this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to such Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they may be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of an Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of such Issuer or such Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of such Issuer or such Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instructions under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee for the appropriate series of Securities and, where it is hereby expressly required, to the Issuer or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of such Trustee, the Guarantors and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee for such Securities deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee for such Securities, the Guarantors or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee, Issuer and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee for a series of Securities by any Holder or by the Issuer or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including telecopy) to or with such Trustee at its Corporate Trust Office,

(2) the Issuer by such Trustee, or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including telecopy) and sent by registered or certified mail or overnight courier, prepaid, to the Issuer addressed to it care of Trane Technologies Company LLC, 800-E Beaty Street, Davidson, NC 28036, Attention: General Counsel or at any other address previously furnished in writing to such Trustee by the Issuer, or

(3) a Guarantor by such Trustee, or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including telecopy) and sent by registered or certified mail or overnight courier, prepaid, to such Guarantor addressed to it care of Trane Technologies Company LLC, 800-E Beaty Street, Davidson, NC 28036, Attention: General Counsel or at any other address previously furnished in writing to such Trustee by the Guarantors.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer or Guarantors elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s taking or refraining from taking action in reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with written instruction received subsequently to the Trustee taking or refraining from taking action in reliance upon the prior instructions. The Issuer and the Guarantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties, provided, however, that the Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register or otherwise in accordance with the procedures of the U.S. Depositary, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is delivered or mailed, neither the failure to deliver or mail such notice, nor any defect in any notice so delivered or mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waiver of notice by Holders shall be filed with the Trustee for such Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee for such Securities shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Guarantors, as the case may be, shall bind their respective successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities or the Guarantees) payment of principal (and premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114. Incorporators, Shareholders, Officers and Directors of the Issuer and the Guarantors Exempt from Individual Liability.

No recourse for the payment of the principal of (and premium, if any, on) or interest, if any, on any Security or any Guarantee, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any Security or in any Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of any Issuer or any Guarantor or of any successor corporation, either directly or through any Issuer or any Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released as a condition of and as a consideration for, the execution of this Indenture and the issue of the Securities and any Guarantee.

SECTION 115. Counterparts.

This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”), (ii) an original manual signature or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 116. Currency Exchange.

If, in determining whether the Holders of the requisite principal amount of Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, it becomes necessary to determine the principal amount of Securities of any series denominated in any coin or currency other than that of the United States of America, such principal amount shall be computed by converting such coin or currency into coin or currency of the United States of America based upon the rate of exchange in effect at the office of the Trustee for such Securities in New York, New York at 10:00 A.M., New York City time, or as close to such time as is reasonably practicable, on the date of initial issuance of such series of Securities.

SECTION 117. Judgment Currency; Consent to Jurisdiction and Service.

(a) In respect of each series of Securities, each of the Issuer and the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of such series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee for such Securities could purchase in The City of New York the Required Currency with the Judgment Currency at 10:00 A.M. New York City time, or as close to such time as is reasonably practicable, on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures such Trustee could purchase in The City of New York the Required Currency with the Judgment Currency at 10:00 A.M. New York City time, or as close to such time as is reasonably practicable, on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with this subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

(b) In respect of each series of Securities, to the fullest extent permitted by applicable law, each of the Issuer and the Guarantors hereby irrevocably submits to the jurisdiction of any federal or state court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any such Securities or Guarantee and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. Each of the Issuer and the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer and/or the Guarantors, as applicable, and may be enforced in the courts of Luxembourg or Ireland (or any other courts to the jurisdiction of which the Issuer or the Guarantors, as applicable, is subject) by a suit upon such judgment, provided, that service of process is effected upon the Issuer and/or the Guarantors, as applicable, in the manner specified herein or as otherwise permitted by law. Each of the Issuer and the Guarantors hereby irrevocably designates and appoints Trane Technologies Company LLC, 800-E Beaty Street, Davidson, NC 28036 (the “Process Agent”) as their authorized agent for purposes of this Section 117(b), it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Issuer or the Guarantors. Each of the Issuer and the Guarantors further agrees that service of process upon the Process Agent and written notice of said service to the Issuer and/or the Guarantors, as applicable, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Issuer and/or the Guarantors, as applicable, in any such suit or proceeding. Each of the Issuer and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue such designation and appointment of the Process Agent in full force and effect so long as the Issuer and/or the Guarantors, as applicable, has any outstanding obligations under this Indenture. To the extent the Issuer and/or the Guarantors, as applicable, has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, each of the Issuer and the Guarantors hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.

(c) EACH OF THE ISSUER, GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING SOLELY AMONG SUCH PARTIES ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 118. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 119. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 120. FATCA.

In order to comply with applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), each of the Issuer and Guarantors agree to provide to the Trustee tax-information about holders or the transactions contemplated hereby (including any modification to the terms of such transactions), to the extent such information is directly available to each of the Issuer and Guarantors, so that the Trustee can determine whether it has tax-related obligations under Applicable Law and each of the Issuer and Guarantors acknowledges that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law.

SECTION 121. Reduction in Capital.

Each Holder hereby consents to the Issuer or any Guarantor applying to a court of competent jurisdiction for an order sanctioning, approving, consenting to or confirming a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of an undenominated capital account as a distributable reserve.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article Two, or in such other form as shall be established by or pursuant to a Board Resolution of the Issuer, including an Officer’s Certificate of the Issuer delivered pursuant to authority granted by a Board Resolution, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officer executing such Securities, as evidenced by his or her execution of such Securities.

The certificate of authentication of the Trustee for any series of Securities shall be in substantially the form set forth in this Article Two.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer executing such Securities, as evidenced by their execution of such Securities.

Each definitive Guarantee shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Guarantee, as evidenced by their execution of such Guarantee.

SECTION 202. Form of Face of Security.

[ISSUER]

[Title of the Security]

No.	CUSIP No.
$

[ISSUER], a company duly organized and existing under the laws of [COUNTRY] (herein called the “Issuer”, which term includes any successor company under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                     Dollars on                     [If the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from                         ,                     (the “Original Issue Date”),] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semiannually on                      and                     ] [quarterly on _______________, _______________,                     and                    ] in each year, commencing _______________ __, ____, at [If the Security is to bear interest at a fixed rate insert-the rate per annum provided in the title hereof] [If the Security is to bear interest at a floating rate, insert— [a rate of [insert Floating

Rate] per annum], until the principal hereof is paid or made available for payment. [If applicable insert — , and, subject to the terms of the Indenture, at [the rate per annum provided in the title hereof] [such rate] on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest].

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be [__________ or __________] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is to bear interest at a fixed rate prior to Maturity, insert — Interest shall be computed on the basis of a year of twelve 30-day months.] [If the Security is to bear interest at a floating rate prior to Maturity, insert — Interest shall be computed on the basis of the actual number of days in the relevant interest period and a 360-day year.]

[If the Security is to bear interest at a floating rate prior to Maturity, insert — The [insert Floating Rate] will be reset [insert period time as set forth in a Board Resolution of the Issuer] on each Interest Payment Date (each an “Interest Reset Date”), beginning on __________ __, ____. The interest rate for the period from and including the Original Issue Date to and excluding the first Interest Payment Date shall be _____ per annum (the “Initial Interest Rate”). The __________ Business Day preceding an Interest Reset Date will be the “Interest Determination Date” for that Interest Reset Date. The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date or the Initial Interest Rate, as the case may be. The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date.

The Trustee shall act as calculation agent (together with its successors in that capacity, the “Calculation Agent”) in connection with the Securities. The Calculation Agent shall serve as the calculation agent hereunder unless and until a successor calculation agent is appointed by the Issuer. The following definitions shall be used by the Calculation Agent in its determination of the interest rate: [insert definitions for floating rate determination].]

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of (and premium, if any, on) and interest, if any, on this Security will be made at the office or agency of the Issuer maintained for that purpose in [the Borough of Manhattan, The City of New York], in [coin or currency], provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of or funds transferred to the person entitled thereto as such address shall appear in the Security Register.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed and delivered on the date first written above.

[ISSUER]

By
Name:
Title:

[By
Name:
Title:]

SECTION 203. Form of Reverse of Security.

[ISSUER]

[Title of the Security]

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of __________ (herein called the “Indenture”), among the Issuer, [GUARANTORS] (herein called the “Guarantors”, which term includes any successor guarantor under the Indenture) and Computershare Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, [initially] limited in aggregate principal amount to __________.

[If applicable, insert – The Securities of this series are subject to redemption upon not less than 10 or more than 60 days’ notice by mail to the Holders of such Securities at their addresses in the Security Register for such series, [if applicable, insert – (1) on __________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after __________, 20__], as a whole or in part, at the election of the Issuer, at the following Redemption Prices (expressed as percentages of the principal amount):

If redeemed [on or before __________, ____% and if redeemed] during the 12-month period beginning __________________:

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption [if applicable, insert – (whether through operation of the sinking fund or otherwise)] with accrued and unpaid interest to, but excluding, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert – The Securities of this series are subject to redemption upon not less than 10 or more than 60 days’ notice by mail to the Holders of such Securities at their addresses in the Security Register for such series, (1) on __________ in any year commencing with the year ____ and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after __________], as a whole or in part, at the election of the Issuer, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:

If redeemed during the 12-month period beginning ___________________:

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to _____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued and unpaid interest to, but excluding, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities or one or more Predecessor Securities of record at the close of business on the relevant Record Dates referred to on the face hereof all as provided in the Indenture.]

[If applicable, insert – Prior to ______ ( _____ month[s] prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(A) the (a) sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ____basis points less (b) interest accrued to the Redemption Date, and

(B)                % of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Securities, in whole or in part, at any time and from time to time, at a Redemption Price equal to_____% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Unless the Issuer defaults in payment of the Redemption Price, interest shall cease to accrue on the Securities or portions of the Securities called for redemption on and after the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer will send by electronic delivery or mail otherwise in accordance with the procedures of the U.S. Depositary notice of any redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed. Once the notice of redemption is sent, the Securities called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date, subject to any conditions precedent specified in such notice. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the Business Day immediately preceding the relevant Redemption Date. The Issuer shall notify Holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or the Issuer is not able or willing to waive such conditions precedent. In addition, the Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

In the case of a partial redemption of the Securities, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of $______ or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the Holder of the note upon surrender for cancellation of the original note. For so long as the Securities are held by [the U.S. Depositary] (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary. The Securities will not be entitled to the benefit of any mandatory redemption or sinking fund.

Unless the Issuer defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.]

[In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Issuer with certain conditions set forth therein.

[If the Security is not an Original Issue Discount Security, insert – If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert – If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series (the “Acceleration Amount”) may be declared due and payable in the manner and with the effect provided in the Indenture. In case of a declaration of acceleration on or before __________, __________ or on __________ in any year, the Acceleration Amount per principal amount at Stated Maturity of the Securities shall be equal to the amount set forth in respect of such date below:

Date of declaration	Acceleration Amount per principal amount at Stated Maturity

and in case of a declaration of acceleration on any other date, the Acceleration Amount shall be equal to the Acceleration Amount as of the next preceding date set forth in the table above, plus accrued original issue discount (computed in accordance with generally accepted accounting principles in effect on __________) from such next preceding date to the date of declaration at the yield to maturity. For the purpose of this computation the yield to maturity is ____%. Upon payment (i) of the Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuer’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

[If applicable, insert— Each Holder hereby consents to the Issuer or any Guarantor (or any additional or successor Guarantor) applying to a court of competent jurisdiction for an order sanctioning, approving, consenting to or confirming a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of an undenominated capital account as a distributable reserve.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding of all series to be affected, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer and/or the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. The Holders shall provide the Trustee with written notice of any waiver pursuant to the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any, on) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of __________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Guarantors, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any, on) or interest, if any, on this Security or any Guarantee endorsed hereon, or for any claim based hereon or thereon or otherwise in respect hereof or thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in the Indenture or in any indenture supplemental thereto, or in any Security or in any Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or any Guarantor or of any successor corporation, either directly or through the Issuer or any Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event that a provision of this Security conflicts with the Indenture, the terms of the Indenture will govern.

SECTION 204. Form of Trustee’s Certificate of Authentication.

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

SECTION 205. Securities in Global Form.

If any Security of a series is issuable in global form, such Global Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee of such series of Securities and in such manner as shall be specified in such Global Security. Any instructions by the Issuer with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 102.

None of the Issuer, the Guarantors, the Trustee of such series of Securities, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 206. Guarantee; Form of Guarantee.

Each Guarantor by its execution of this Indenture hereby agrees with each Holder of a Security of each series authenticated and delivered by the Trustee of such series of Securities and with such Trustee on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes such Trustee to confirm such Guarantee to the Holder of each such Security by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by such Trustee.

The Guarantee of each Guarantor to be endorsed on the Security shall, subject to Section 201, be in substantially the form set forth below:

GUARANTEE

OF

[GUARANTOR]

For value received, [GUARANTOR], a company duly organized and existing under the laws of [COUNTRY] (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee for itself and on behalf of each such Holder the due and punctual payment of the principal of (and premium, if any, on) and interest on such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein, and all other amounts owed under the Indenture, all in accordance with and subject to the terms and limitations of the Security on which this Guarantee is endorsed and Article Thirteen of the Indenture. In case of the failure of [ISSUER], a company duly organized under the laws of [COUNTRY] (herein called the “Issuer”, which term includes any successor Person under such Indenture), promptly to make any such payment of principal (and premium, if any) or interest or any such sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer, subject to the terms and limitations of Article Thirteen of the Indenture.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Executed and delivered on this __________ day of _________, 20___.

[GUARANTOR]

By
Name:
Title:

[By
Name:
Title:]

Reference is made to Article Thirteen for further provisions with respect to the Guarantees.

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. The terms of each series of Securities shall be established either by a Board Resolution of the Issuer or by an Officer’s Certificate of the Issuer delivered pursuant to authority granted by a Board Resolution or by a supplemental indenture. If any of the terms of the series, including the form of Security of such series, are established by action taken pursuant to a Board Resolution of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary (or Persons performing similar functions) of the Issuer (or if the Issuer does not have a Secretary or Assistant Secretary, a director or manager of the Issuer) and delivered to the Trustee for the Securities of such series at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such series of Securities. If the terms of a series of Securities are to be established pursuant to an Officer’s Certificate, one or more duly appointed officers of the Issuer shall execute and deliver to the Trustee such Officer’s Certificate, acting pursuant to authority granted to such officers by the Board of Directors of the Issuer. If the terms of a series of Securities are to be established pursuant to a supplemental indenture, such supplemental indenture shall be entered into in accordance with the provisions of Section 901 hereof.

Such Board Resolution or Officer’s Certificate or supplemental indenture (including any exhibits thereto) shall establish:

(1) the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Sections 304, 305, 306, 906, or 1107);

(3) whether the Securities of that series rank as senior Securities or subordinated Securities and the terms of any such subordination;

(4) the date or dates on which the principal of the Securities of that series is payable;

(5) the rate or rates (or the manner of calculation thereof) at which the Securities of that series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

(6) the place or places where the principal of (and premium, if any, on) and interest, if any, on Securities of that series shall be payable and where such Securities may be registered or transferred;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series may be redeemed, in whole or in part, at the option of the Issuer;

(8) the obligation, if any, of the Issuer to redeem or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) the right, if any, of the Issuer to redeem or purchase Securities of that series and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such right;

(10) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of that series shall be issuable;

(11) if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(12) if other than such coin or currency of the United States of America, the currency or currency unit in which payment of the principal of (or premium, if any, on) or interest, if any, on the Securities of that series shall be payable or in which the Securities of that series shall be denominated and the particular provisions applicable thereto;

(13) if the principal of (and premium, if any, on) or interest, if any, on the Securities of that series are to be payable, at the election of the Issuer, the Guarantors or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(14) if the amount of payments of principal of (and premium, if any, on) or interest, if any, on the Securities of that series may be determined with reference to an index based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(15) any provisions permitted by this Indenture relating to Events of Default or covenants of the Issuer or any Guarantor with respect to such series of Securities (including deletions therefrom, modifications thereof or additions thereto, whether or not consistent with the Events of Default or covenants set forth herein);

(16) if the Securities of that series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the U.S. Depositary for such Global Security or Securities; the manner in which and the circumstances under which Global Securities representing Securities of that series may be exchanged for Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in Section 305;

(17) whether the Securities of that series will be convertible into Common Shares of the Issuer and/or exchangeable for other Securities, including ordinary shares of Trane Parent, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(18) the applicability of any guarantees other than the Guarantee of Trane Parent in the case of Securities issued by Trane Holdco, TTFL, Lux International or TTGH as set forth herein;

(19) whether the Securities of that series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Issuer or any Guarantor of such Securities;

(20) if a Person other than Computershare Trust Company, N.A. is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee;

(21) the Issuer of such series of Securities;

(22) any provisions for the transfer and legending of the Securities of that series; and

(23) any other terms of that series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any particular series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution of the Issuer or set forth in such Officer’s Certificate or in any such indenture supplemental hereto.

SECTION 302. Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed, manually or by facsimile, on behalf of the Issuer by an Officer of the Issuer, and need not be attested.

Each Guarantee endorsed on any of the Securities shall be executed, manually or by facsimile, on behalf of the applicable Guarantor by an Officer of such Guarantor, and need not be attested.

Any Security or Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Issuer or the applicable Guarantor, as the case may be, shall bind the Issuer or such Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security or Guarantee or did not hold such offices at the date of such Security or Guarantee.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series, together with the Guarantees of the Guarantors endorsed thereon, executed by the Issuer and such Guarantors to the Trustee for the Securities of such series for authentication, together with a Company Order for the authentication and delivery of such Securities, and such Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions of the Issuer, as permitted by Sections 201 and 301, in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, such Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel of the Issuer, as the case may be, stating:

(a) if the form of such Securities has been established by or pursuant to Board Resolution of the Issuer as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been established by or pursuant to Board Resolution of the Issuer, as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture;

(c) that such Securities and the Guarantees endorsed thereon, when authenticated and delivered by such Trustee and issued by the Issuer and such Guarantors, as the case may be, in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and such Guarantors, as the case may be, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(d) that all laws and requirements in respect of the execution and delivery by the Issuer of such Securities and by such Guarantors of their respective Guarantees have been complied with.

If such form or terms have been so established, the Trustee for the Securities of such series shall not be required to authenticate such Securities if such Trustee, being advised by counsel, determines that the issue of such Securities pursuant to this Indenture will affect such Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to such Trustee.

Notwithstanding the foregoing, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to the foregoing or the Company Order and Opinion of Counsel otherwise required pursuant to the foregoing prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series; provided, however, that the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel covering the provisions set forth in Section 102 of the Indenture.

Each Security shall be dated the date of its authentication.

No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee for the Securities of such series by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and, together with Guarantees, if any, endorsed thereon, is entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any particular series, the Issuer may execute, and upon delivery of the Company Order the Trustee for the Securities of such series shall authenticate and deliver temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and having endorsed thereon Guarantees executed by the Guarantors of the tenor of the definitive Guarantees, and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Securities may determine, as evidenced by his or her execution of such Securities.

If temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Issuer shall execute and the Trustee for the Securities of such series shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and having endorsed thereon the Guarantees by the Guarantors. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305. Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee for the Securities of each series a register (the register maintained at such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Trustee for the Securities of each series is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Issuer shall execute, and the Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount, and having endorsed thereon the Guarantees executed by the Guarantors.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee for the Securities of such series shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, and having endorsed thereon the Guarantees executed by the Guarantors.

All Securities and the Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities and such Guarantees endorsed thereon, shall be the valid obligations of the Issuer and the Guarantors, respectively evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and such Guarantees endorsed thereon surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee for the Securities of such series) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906 or 1107 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

If the Issuer shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute (along with the Guarantees executed by the Guarantors endorsed thereon) and the Trustee for the Securities of such series shall, in accordance with Section 303 and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the U.S. Depositary for such Global Security or Securities or the nominee of such depositary, and (iii) shall bear a legend substantially to the following effect: “This Security (and the related Guarantees) may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Security is exchanged in whole or in part for Securities in definitive form” and such other legend as may be required by the U.S. Depositary.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security (and the related Guarantees) representing all or a portion of the Securities of a series may not be transferred except as a whole by the U.S. Depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor U.S. Depositary for such series or a nominee of such successor depositary.

If at any time the U.S. Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as U.S. Depositary for the Securities of such series or if any time the U.S. Depositary for Securities of a series shall no longer be a clearing agency registered and in good standing under the Exchange Act, or other applicable statute or regulation, the Issuer shall appoint a successor U.S. Depositary with respect to the Securities of such series. If a successor U.S. Depositary for the Securities of such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, the Issuer will execute, and the Trustee for the Securities of such series, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities and having endorsed thereon the Guarantees executed by the Guarantors.

The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Issuer will execute, and the Trustee for the Securities of such series, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such Series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities and having endorsed thereon the Guarantees executed by the Guarantors.

If the Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Securities of such series shall have occurred and be continuing, the Issuer will promptly execute, and the Trustee for the Securities of such series, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities and having endorsed thereon the Guarantees executed by the Guarantors.

If specified by the Issuer pursuant to Section 301 with respect to Securities of a series, the U.S. Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form on such terms as are acceptable to the Issuer and such depositary. Thereupon, the Issuer shall execute and the Trustee for the Securities of such series shall authenticate and deliver, without charge:

(i) to each Person specified by the U.S. Depositary a new registered Security or Securities of the same series, of an authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security and having endorsed thereon the Guarantees executed by the Guarantors; and

(ii) to the U.S. Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof and having endorsed thereon the Guarantees executed by the Guarantors.

Upon the exchange of a Global Security in whole for Securities in definitive form, such Global Security shall be canceled by the Trustee for the Securities of such series. Securities issued in exchange for a Global Security shall be registered in such names and in such authorized denominations as the U.S. Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee for the Securities of such series. Such Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

The transferor of any Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee for the series of such Securities, the Issuer shall execute and such Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, and having endorsed thereon the Guarantees executed by the Guarantors.

If there shall be delivered to the Issuer and the Trustee for the series of such Securities (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or such Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, and having endorsed thereon the Guarantees executed by the Guarantors.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee for the series of such Securities) connected therewith.

Every new Security of any series and the Guarantees endorsed thereon, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer and the Guarantors, respectively, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee for the Securities of such series in writing of the amount of

Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with such Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to such Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon such Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by such Trustee of the notice of the proposed payment. Such Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee for the Securities of such series of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by such Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Guarantors, the Trustee for such Security and any agent of the Issuer, such Guarantors or such Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, such Guarantors, such Trustee or any agent of the Issuer, such Guarantors or such Trustee shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, the Guarantors, the Trustee for such Security, or any agent of any of the foregoing, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such Global Security or impair, as between such depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any person other than the Trustee for such Securities, be delivered to such Trustee and shall be promptly cancelled by it. The Issuer or the Guarantors may at any time deliver to such Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer or such Guarantors may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by such Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by such Trustee shall be disposed of in accordance with such Trustee’s customary practices.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any particular series, interest, if any, on the Securities of each series shall be computed on the basis of a year of twelve 30-day months.

SECTION 311. CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee for such Securities shall use “CUSIP” numbers in notices of redemption as a convenience to Holders of such Securities; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified therein (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee for the Securities of such series, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for the Securities of such series for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for the Securities of such series for cancellation:

(i) have become due and payable; or

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to such Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Issuer; or

(iv) are deemed paid and discharged pursuant to Section 403, as applicable,

and the Issuer, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee for the Securities of such series as trust funds in trust for the purpose an amount of (a) money, or (b) in the case of (ii) or (iii) above and (except as provided in an indenture supplemental hereto) if no Securities of any series Outstanding are subject to repurchase at the option of Holders, (I) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity or Redemption Date, as the case may be, money in an amount, or (II) a combination of money or U.S. Government Obligations as provided in (I) above, in each case sufficient (if U.S. Government Obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants) to pay and discharge the entire indebtedness on such Securities not theretofore delivered to such Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3) the Issuer has delivered to the Trustee for the Securities of such series an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee of the Securities of each series under Section 607, the obligations of the Issuer to any Authenticating Agent under Section 614 and, if money or U.S. Government Obligations shall have been deposited with the Trustee of the Securities of any series pursuant to subclause (B) of clause (1) of this Section or if money or U.S. Government Obligations shall have been deposited with or received by the Trustee of the Securities of any series pursuant to Section 403, the obligations of such Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

(a) Subject to the provisions of the last paragraph of Section 1003, all money or U.S. Government Obligations deposited with the Trustee of a particular series of Securities pursuant to Section 401, 403 or 1006 and all money received by the Trustee of a particular series of Securities in respect of U.S. Government Obligations deposited with the Trustee of that series of Securities pursuant to Section 401, 403 or 1006, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as such Trustee may determine, to the persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with or received by such Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 401, 403 or 1006.

(b) The Issuer shall pay and shall indemnify the Trustee of each series of Securities against any tax, fee, or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 401, 403 or 1006 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c) The Trustee of each series of Securities shall deliver or pay to the Issuer from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 401, 403 or 1006 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to such Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money was deposited or received. This provision shall not authorize the sale by such Trustee of any U.S. Government Obligations held under this Indenture.

SECTION 403. Satisfaction, Discharge and Defeasance of Securities of any Series.

The Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any series and the Guarantees, respectively, on the 91st day after the date of the deposit referred to in subparagraph (a) to the proviso hereof, and the provisions of this Indenture, as it relates to such Outstanding Securities of such series and the Guarantees, respectively, shall no longer be in effect (and the Trustee for the Securities of such series, at the expense of the Issuer or the Guarantors, shall at Company Request execute proper instruments acknowledging the same), except as to:

(1) the rights of Holders of Securities of such series to receive, from the trust funds described in subparagraph (a) to the proviso hereof, (i) payment of the principal of (and premium, if any, on) and each installment of principal of (and premium, if any, on) or interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest or to, but excluding, the Redemption Date irrevocably designated by the Issuer pursuant to subparagraph (e) to the proviso hereof and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

(2) the Issuer’s obligations with respect to such Securities of such series under Sections 305, 306, and 1002 and, if the Issuer shall have irrevocably designated a Redemption Date pursuant to subparagraph (e) to the proviso hereof, Sections 1101, 1104 and 1106 as they apply to such Redemption Date;

(3) the Issuer’s obligations with respect to the Trustee for Securities of such series under Section 607; and

(4) the rights, powers, trust and immunities of such Trustee hereunder and the duties of such Trustee under Section 402 and, if the Issuer shall have irrevocably designated a Redemption Date pursuant to subparagraph (e) to the proviso hereof, Article Eleven and the duty of such Trustee to authenticate Securities of such series on registration of transfer or exchange;

provided, that the following conditions shall have been satisfied:

(a) the Issuer has deposited or caused to be irrevocably deposited (except as provided in Section 402(c) and the last paragraph of Section 1003) with such Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money in an amount, or (ii) (except as provided in a supplemental indenture with respect to such series) if Securities of such series are not subject to repurchase at the option of Holders, (A) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (x) or (y) of this subparagraph (a) money in an amount or (B) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to such Trustee, to pay and discharge (x) the principal of (and premium, if any, on) and each installment of principal of (and premium, if any, on) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest or to, but excluding, the Redemption Date irrevocably designated by the Issuer pursuant to subparagraph (e) hereof and (y) any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the Securities of such series;

(b) the Issuer has delivered to such Trustee an Opinion of Counsel to the effect that such provision would not cause any Outstanding Securities of such series then listed on any national securities exchange to be delisted as a result thereof;

(c) no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(d) the Issuer has delivered to such Trustee an Opinion of Counsel in the U.S. to the effect that (i) the Issuer has received from, or there has been published by the Internal Revenue Service a ruling, or (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, Holders of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax law on the same amounts, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred and that no event of default or default shall have occurred and be continuing; and

(e) if the Issuer has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any, on) and interest, if any, on the Outstanding Securities of a series to, but excluding, a Redemption Date on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution of the Issuer delivered to such Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that such Trustee give notice of such redemption in the name and at the expense of the Issuer and not less than 15 nor more than 60 days prior to such Redemption Date in accordance with Section 1104.

SECTION 404. Reinstatement.

If the Trustee of the Securities of any series or any Paying Agent is unable to apply any money in accordance with Section 402 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer and the Guarantors under this Indenture and such Securities and any related coupons and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 403 or Section 1006, as the case may be, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with Section 402; provided, however, that if the Issuer makes any payment of principal of (or premium, if any, on) or interest, if any, on any such Security or any related coupon following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities and any related coupons to receive such payment from the money held by such Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any Security of that series when it becomes due and payable and continuance of such default for a period of 30 days (subject to the deferral of any interest payment in the case of an extension period); or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series when due either at its Maturity, upon redemption, upon acceleration or otherwise; or

(3) default in the payment of any sinking fund installment, when and as due by the terms of a Security of that series, and continuance of such default for a period of 30 days; or

(4) default in the performance, or breach, of any covenant or warranty of the Issuer or any Guarantor of the Securities of such series in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer or such Guarantor by the Trustee for the Securities of such series or to the Issuer or such Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Guarantor of the Securities of such series in an involuntary case or proceeding under any applicable United States federal or state, Luxembourg or Irish bankruptcy, insolvency, reorganization, examinership or other similar law or (B) a decree or order adjudging the Issuer or any Guarantor of the Securities of such series as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, examinership or composition of or in respect of the Issuer or any such Guarantor under any applicable United States federal or state, Luxembourg or Irish law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any such Guarantor or of any substantial part of their respective properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Issuer or any Guarantor of the Securities of such series of a voluntary case or proceeding under any applicable United States federal or state, Luxembourg or Irish bankruptcy, insolvency, reorganization, examinership or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by such Issuer or such Guarantor to the entry of a decree or order for relief in respect of such Issuer or such Guarantor, respectively, in an involuntary case or proceeding under any applicable United States federal or state, Luxembourg or Irish bankruptcy, insolvency, reorganization, examinership or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Issuer or such Guarantor, or the filing by such Issuer or such Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state, Luxembourg or Irish law, or the consent by such Issuer or such Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Issuer or such Guarantor or of any substantial part of their respective properties, or the making by such Issuer or such Guarantor of an assignment for the benefit of creditors, or the admission by such Issuer or such Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Issuer or such Guarantor in furtherance of any such action; or

(7) a guarantee of the Securities of that series shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or any Guarantor of the Securities of such series not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by this Indenture and such Guarantee; or

(8) any other Event of Default provided in the supplemental indenture or provided in or pursuant to a Board Resolution or Officer’s Certificate of the Issuer, under which such series of Securities is issued or in the form of Security for such series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee for the Securities of such series or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to such Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of such Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee for the Securities of such series as hereinafter in this Article Five provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Issuer and such Trustee, may rescind and annul such declaration and its consequences if:

(1) the Issuer has paid or deposited with such Trustee a sum sufficient to pay,

(A) all overdue interest, if any, on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities, of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by such Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of and accrued interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(1) default is made in the payment of any interest on any Security of a series when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security of a series at the Maturity thereof,

the Issuer will, upon demand of the Trustee for the Securities of such series, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, such Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, the Guarantors or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, the Guarantors or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee for the Securities of such series may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In any case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, any of the Guarantors or any other obligor upon the Securities a series or the property of the Issuer, such Guarantors or such other obligor or their creditors, the Trustee for the Securities of such series (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Trustee shall have made any demand on the Issuer or the Guarantors for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of such Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel) and of the Holders of such Securities allowed in such judicial proceeding; and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of such Securities to make such payments to such Trustee and, in the event that such Trustee shall consent to the making of such payments directly to such Holders, to pay to such Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities, the Guarantees or the rights of any Holder thereof or to authorize such Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee for any series of Securities without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee for any series of Securities pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by such Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the payment of all amounts due such Trustee under Section 607;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest, if any, on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by such Trustee and to the extent permitted by law) upon the overdue installments of interest at the rate prescribed therefor in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, if any, with interest upon the overdue principal, and (to the extent that such interest has been collected by such Trustee and to the extent permitted by law) upon overdue installments of interest at the rate prescribed therefor in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or as a court of competent jurisdiction may direct.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee for the Securities of such series of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to such Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series, it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and (subject to Section 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee for the Securities of any series or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, such Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee for the Securities of any series or to any Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee for the Securities of any series or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to such Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Securities of such series, or exercising any trust or power conferred on such Trustee, with respect to the Securities of such series; provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture; and

(2) such Trustee may take any other action deemed proper by such Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all of the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1) in the payment of the principal of (or premium, if any, on) or interest, if any, on any Security of such series; or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for the Securities of any series for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any, on) or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515. Waiver of Stay or Extension Laws.

Each of the Issuer and the Guarantors of each series of Securities covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantors of each series of Securities (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee for the Securities of any such series, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to the Securities of any series for which the Trustee is serving as such:

(1) such Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against such Trustee; and

(2) in the absence of bad faith on its part, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default with respect to a series of Securities has occurred and is continuing, the Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee for the Securities of any series from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(2) such Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts;

(3) such Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any particular series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Securities of that series; and

(4) no provision of this Indenture shall require the Trustee for any series of Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of Securities shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder of which a Responsible Officer of the Trustee has actual written knowledge with respect to the Securities of any particular series, the Trustee for the Securities of such series shall deliver electronically or transmit by mail to all Holders of Securities of that series, as their names and addresses appear in the Security Register for that series or otherwise in accordance with the procedures of the U.S. Depositary, notice of such default hereunder known to such Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Security of that series or in the payment of any sinking fund installment with respect to Securities of that series, such Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of that series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of that series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of that series.

Promptly (and in any event within 5 Business Days) upon the Issuer or any of the Guarantors becoming aware of any default hereunder with respect to the Securities of any particular series, such party is required to deliver to the Trustee a statement specifying such default hereunder and the actions which the Issuer or such Guarantors, as the case may be, propose to take with respect to such default hereunder.

SECTION 603. Certain Rights of Trustee. Subject to the provisions of Section 601:

(a) the Trustee for any series of Securities may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, electronic instruction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer or any Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order of the Issuer or such Guarantor and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution of the Issuer or such Guarantor;

(c) whenever in the administration of this Indenture such Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d) such Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to such Trustee security or indemnity, reasonably satisfactory to it, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) such Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document and the delivery of such information shall not constitute actual or constructive knowledge or notice on the part of the Trustee, but such Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable request to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) such Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual written knowledge of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(m) the Trustee may request that any of the Issuer or Guarantors deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantors, and neither the Trustee for any series of Securities nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee for any series of Securities makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantees. Neither the Trustee for any series of Securities nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee for any series of Securities, any Authenticating Agent, any Paying Agent, any Calculation Agent, any Security Registrar or any other agent of the Issuer, the Guarantors or such Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Issuer or the Guarantors with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Calculation Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee for any series of Securities in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee for any series of Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer or the Guarantors.

SECTION 607. Compensation and Reimbursement. The Issuer and Guarantors, jointly and severally, agree:

(1) to pay to the Trustee for any series of Securities from time to time such compensation for all services rendered by it hereunder as shall be agreed upon in writing from time to time by the Issuer and such Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee for any series of Securities upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct or the negligence or willful misconduct of its officers, directors, employees or agents as adjudicated by a court of competent jurisdiction; and

(3) to indemnify such Trustee (which for purposes of this Section 607(3) shall include its officers, directors, employees and agents) for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including taxes other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part or on the part of its officers, directors, employees or agents, arising out of or in connection with the acceptance or administration of this trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, the Guarantors, a Holder or any other Person) and enforcement of this Indenture (including this Section) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee for any series of Securities shall have a lien prior to the Securities as to all property and funds held by such Trustee hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of such particular Securities.

When the Trustee for any series of Securities incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 608. Disqualification; Conflicting Interests.

If the Trustee for any series of Securities has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, such Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. In determining whether such Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

SECTION 609. Corporate Trustee Required; Different Trustees for Different Series; Eligibility.

There shall at all times be a Trustee hereunder for each series of Securities which shall be a corporation or bank organized and doing business under the laws of the United States of America, any State thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by federal or state authority. If such corporation or bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time such Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

A different Trustee may be appointed by the Issuer for each series of Securities prior to the issuance of such Securities. If the initial Trustee for any series of Securities is to be other than Computershare Trust Company, N.A., the Issuer and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees to be co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

SECTION 610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee for the Securities of any series and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b) The Trustee for the Securities of any series may resign at any time with respect to the Securities of such series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee for the Securities of such series within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee for the Securities of any series may be removed at any time with respect to the Securities of such series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to such Trustee and to the Issuer.

(d) If at any time:

(1) the Trustee for the Securities of any series shall fail to comply with Section 608 after written request thereof by the Issuer or by any Holder who has been a bona fide Holder of a Security of such series for at least six months; or

(2) such Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(3) such Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuer by a Board Resolution may remove such Trustee and appoint a successor Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee or Trustees. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee for the Securities of such series within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series

(e) If the Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Securities of any series for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of such series and shall comply with the applicable requirements of Section 611. If, within 30 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall not have been appointed by the Issuer pursuant to this Section 610, then a successor Trustee may be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee. If no successor Trustee for the Securities of such series shall have been so appointed by the Issuer or the Holders and shall have accepted appointment in the manner required by Section 611, and if such Trustee to be replaced is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by delivering electronically or mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register or otherwise in accordance with the procedures of the U.S. Depositary. Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office. The Trustee shall have no liability for the actions or inactions of the successor Trustee.

SECTION 611. Acceptance of Appointment by Successor.

(a) Every such successor Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Issuer, the Guarantors and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer, any Guarantor or the successor Trustee, such retiring Trustee shall, upon receipt of payment of its charges, execute, and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the applicable Issuer, the applicable Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver one or more indentures supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indentures the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the applicable Issuer, the applicable Guarantors or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Issuer and the Guarantors of each applicable series of Securities shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article Six.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against the Issuer or a Guarantor.

If and when the Trustee of any series of Securities shall be or become a creditor of the Issuer or any Guarantor (or any other obligor upon the Securities), such Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or any such Guarantor (or any such other obligor).

SECTION 614. Authenticating Agents.

From time to time the Trustee of any series of Securities, in its sole discretion, may appoint one or more Authenticating Agents with respect to the Securities of such series, which may include the Issuer, any of the Guarantors or any Affiliate of the Issuer or the Guarantors, with power to act on the Trustee’s behalf and subject to its discretion in the authentication and delivery of Securities of such series or in connection with transfers and exchanges under Sections 304, 305, 306 and 1107 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities of such series by an Authenticating Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities “by the Trustee” for the Securities of such series. Any such Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000 and, if other than the Issuer, any of the Guarantors or any Affiliate of the Issuer or the Guarantors, subject to supervision or examination by federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which any Authenticating Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation or to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

Any Authenticating Agent for any series of Securities may resign at any time by giving written notice of resignation to the Trustee for such series and to the Issuer. The Trustee for any series of Securities may at any time terminate the agency of any Authenticating Agent for such series by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of Securities shall cease to be eligible under this Section, the Trustee for such series may appoint a successor Authenticating Agent, which shall be acceptable to the Issuer, shall give written notice of such appointment to the Issuer and shall give written notice of such appointment to all Holders of Securities of such series with respect to which such Authenticating Agent will serve, as the names and addresses of such Holders appear on the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation for its services under this Section 614.

If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:	COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

As Authenticating Agent

By
Authorized Signatory

The provisions of Sections 309, 604 and 605 shall be applicable to any Authenticating Agent.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 701. Issuer to Furnish Trustee Names and Addresses of Holders.

With respect to each particular series of Securities, the Issuer will furnish or cause to be furnished to the Trustee for the Securities of such series:

(a) semi-annually, not later than 15 days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than 15 days after such semi-annual dates as may be specified by such Trustee, a list, in such form as such Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be; and

(b) at such other times as such Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as specified in clause (a) above as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as such Trustee is Security Registrar for any series of Securities, no such list shall be required to be furnished with respect to any such series.

SECTION 702. Preservation of Information; Communications to Holders.

(a) The Trustee for each series of Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to such Trustee as provided in Section 701 and the names and addresses of Holders received by such Trustee in its capacity as Security Registrar. Such Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) If three or more Holders of any particular series (herein referred to as “applicants”) apply in writing to the Trustee for the Securities of such series, and furnish to such Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five business days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by such Trustee in accordance with Section 702(a); or

(ii) inform such applicants as to the approximate number of Holders of Securities of such series whose names and addresses appear in the information preserved at the time by such Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If any such Trustee shall elect not to afford such applicants access to such information, such Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of such series whose name and address appear in the information preserved at the time by such Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender such Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise such Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities of each series, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee for the Securities of such series that none of the Issuer, the Guarantors or such Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that such Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

(d) The U.S. Depositary may grant proxies and otherwise authorize its participants which own the Global Securities to give or take any Act which a Holder is entitled to take under the Indenture; provided, however, that the U.S. Depositary has delivered a list of such participants to the Trustee for the Securities of such series.

SECTION 703. Reports by Trustee.

(a) The Trustee for the Securities of each series shall transmit to Holders of Securities of each series for which such Trustee serves such reports concerning such Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee for the Securities of each series shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders of Securities of each series for which such Trustee serves a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders of Securities of each particular series be filed by each particular Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Issuer. The Issuer will promptly notify the Trustee in writing when any Securities are listed on any stock exchange or of any delisting thereof.

SECTION 704. Reports by Trane Parent.

Trane Parent shall:

(1) file with the Trustee for the Securities of each series, within 15 days after Trane Parent is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Trane Parent may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or if Trane Parent is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with such Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee for the Securities of such series and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Trane Parent with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee for the Securities of such series, such summaries of any information, documents and reports required to be filed by Trane Parent pursuant to paragraphs (1) and (2) hereof as may be required by rules and regulations prescribed from time to time by the Commission.

Trane Parent shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system (or any successor electronic delivery procedure).

Delivery of such reports, information and documents to the Trustee for the Securities of each series is for informational purposes only and such Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and the Guarantors’ compliance with any of their respective covenants hereunder (as to which such Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no responsibility to determine if any information has been filed.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE

SECTION 801. Issuer and Guarantors May Consolidate, Etc., on Certain Terms.

(a) The Issuer of any series of Securities shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Issuer) and such Issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Issuer shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities of such series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Issuer shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the Trustee for such series of Securities, executed and delivered to each such Trustee by the Person (if other than such Issuer) formed by such consolidation or amalgamation, or into which such Issuer shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union, the United Kingdom, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Such Issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other disposition, and such Issuer will not permit any other Person to merge into such Issuer, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Issuer or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions in respect of such series of Securities contained in this Indenture shall have occurred and be continuing.

(b) Each Guarantor, if any, of any series of Securities shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Guarantor) and such Guarantor and its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Guarantor shall not sell, convey or lease all or substantially all of the property of such Guarantor to any other Person (whether or not affiliated with such Guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the Guarantee of such Guarantor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the Trustee for each series of Securities, executed and delivered to each such Trustee by the Person (if other than the Issuer or a Guarantor for such series) formed by such consolidation or amalgamation, or into which such Guarantor shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union, the United Kingdom, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Furthermore, such Guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Guarantor will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Guarantor or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions in respect of such series of Securities contained in this Indenture or the Guarantee of such Guarantor to be performed by such Guarantor shall have occurred and be continuing.

SECTION 802. Securities to be Secured in Certain Events.

Notwithstanding anything to the contrary contained in Section 801, if upon any such consolidation, amalgamation or merger, or upon any such sale, conveyance or lease, any Principal Property or any shares of stock or Funded Indebtedness of any Restricted Subsidiary owned immediately prior thereto would thereupon become subject to any Mortgage (other than a Mortgage to which such Principal Property or such shares of stock or Funded Indebtedness of such Restricted Subsidiary may become subject pursuant to Section 1004 hereof without equally and ratably securing the Securities) (the “Triggering Mortgage”), Trane Parent, prior to such consolidation, amalgamation, merger, sale, conveyance or lease, will by indenture supplemental hereto secure, or cause to be secured, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the Securities (together with, if Trane Parent shall so determine, any other indebtedness of or guarantee by Trane Parent or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) by a Mortgage on such Principal Property or such shares of stock or Funded Indebtedness of such Restricted Subsidiary, the lien of which, upon completion of said merger, consolidation, amalgamation, sale, conveyance or lease, will rank prior to the lien of such Triggering Mortgage.

SECTION 803. Successor Corporation to be Substituted.

(a) In respect of each series of Securities, upon any consolidation, amalgamation or merger of the Issuer with or into any other corporation or corporations or any sale, conveyance or lease of all or substantially all of the property of the Issuer to any other corporation or corporations in accordance with this Article Eight, the successor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and such Securities with the same effect as if such successor had been named as the Issuer herein and therein, and thereafter, except in the case of a lease, the Issuer as the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities and the Issuer as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

(b) In respect of each series of Securities, subject to Section 801(b), upon any consolidation, amalgamation or merger of any Guarantor with or into any other corporation or corporations or any sale, conveyance or lease of all or substantially all of the property of such Guarantor to any other corporation or corporations in accordance with this Article Eight, the successor shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture, the Securities and the Guarantee of such Guarantor with the same effect as if such successor had been named as a Guarantor herein and therein, and thereafter, except in the case of a lease, such Guarantor as predecessor corporation shall be relieved of all obligations and covenants under this Indenture and its Guarantee, and such Guarantor as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

SECTION 804. Opinion of Counsel and Officer’s Certificate to be Given to Trustee.

The Trustee for each series of Securities, subject to Section 601, shall receive an Officer’s Certificate and Opinion of Counsel as conclusive evidence that any such consolidation, amalgamation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Eight.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Issuer, the Guarantors and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the purposes set forth below in this Section 901. The terms of such supplemental indenture may be established by one or more duly appointed officers of the Issuer and one or more duly appointed officers of the Guarantors acting pursuant to authority granted to such officers by the Board of Directors of the Issuer and by the Board of Directors of the Guarantors. A supplemental indenture, in form reasonably satisfactory to the Trustee, may be entered into pursuant to this Section 901 for any of the following purposes:

(1) to evidence the succession of another corporation, partnership, limited liability company, trust or any other entity to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer herein and in the Securities or the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee; or

(2) to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer or the Guarantors, as applicable; or

(3) to add any additional Events of Default; or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

(5) to change or eliminate any of the provisions of this Indenture; provided, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions; or

(6) to secure the Securities; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8) to establish the form or terms of a related Guarantee as permitted by Sections 201 and 206; or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(10) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than Computershare Trust Company, N.A., as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

(11) to provide for any rights of the Holders of Securities of any series to require the repurchase of Securities of such series from the Issuer; or

(12) to cure any ambiguity, omission, mistake or defect to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(13) to provide for the issuance of additional Securities of any series in accordance with this Indenture; or

(14) to provide for or add Guarantees with respect to the Securities of any series; or

(15) to amend the provisions of this Indenture relating to the transfer and legending of any Securities, including, without limitation, to facilitate the issuance and administration of such Securities; provided that compliance with this Indenture as so amended would not result in the Securities being transferred in violation of the Securities Act of 1933, as amended, or any applicable securities law; or

(16) to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments to the Trust Indenture Act; or

(17) to conform the text of this Indenture, the Securities or any related Guarantee to any provision of the description thereof set forth in any applicable prospectus or prospectus supplement to the extent that such provision in such prospectus or prospectus supplement was intended to be a verbatim recitation of a provision in this indenture, the Securities or any related Guarantee; or

(18) for any other reason specified pursuant to Section 301 with respect to the Securities of such series.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of any or all series affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Issuer, the Guarantors and the Trustee of each such series of Securities, the Issuer, when authorized by or pursuant to a Board Resolution of its Board of Directors, the Guarantors, when authorized by or pursuant to a Board Resolution by the Guarantors’ Board of Directors, and each such Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or release any Guarantor from any of its obligations under its Guarantee or modify such obligations otherwise than in accordance with the terms of this Indenture;

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(3) make the Outstanding Securities of any series payable in currency other than that stated herein;

(4) expressly subordinate in right of payment the Outstanding Securities of any series or a Guarantee thereof; or

(5) modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Sections 609, 611(b), 901(9) and 901(10).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of any series of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, and supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee for any series of Securities shall receive, and (subject to Section 601) shall be fully protected in conclusively relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms. The Trustee for any series of Securities may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture. If the Issuer and the Guarantors shall so determine, new forms of the Securities of any series and the Guarantees endorsed thereon modified as to conform, in the opinion of the Trustee for the Securities of such series, the Issuer and the Guarantors, to any supplemental indenture may be prepared and executed by the Issuer and the Guarantors and authenticated and delivered by such Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Issuer covenants and agrees for the benefit of each series of Securities for which it is the Issuer that it will duly and punctually pay the principal of (and premium, if any, on) and interest, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer will give prompt written notice to the Trustee for Securities of that series of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee for the Securities of that series with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of such Trustee, and the Issuer hereby appoints such Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee for the Securities of each series of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any, on) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any, on) or interest, if any, so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee for the Securities of such series of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any, on) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any, on) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee for the Securities of such series) the Issuer will promptly notify such Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent for any series of Securities other than the Trustee for the Securities of such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with such Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest, if any, on Securities of that series in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided;

(2) give such Trustee notice of any default by the Issuer (or any other obligor upon the Securities of that series) in the making of any payment of principal of (and premium, if any, on) or interest, if any, on the Securities of that series; and

(3) at any time during the continuance of any such default, upon the written request of such Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee for the Securities of any series all sums held in trust by the Issuer or such Paying Agent, such sums to be held by such Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to such Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent for the Securities of any series, or then held by the Issuer or the Guarantors, in trust for the payment of the principal of (and premium, if any, on) or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer or the Guarantors on Company Request, or, if then held by the Issuer or the Guarantors, shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or the Guarantors, as the case may be, for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or the Guarantors, as the case may be, as trustee thereof, shall thereupon cease.

SECTION 1004. Limitation on Liens.

(a) Trane Parent covenants and agrees for the benefit of each series of Securities, other than any series established by or pursuant to a Board Resolution or an Officer’s Certificate of the Issuer of such series or in one or more supplemental indentures hereto which specifically provides otherwise, that Trane Parent will not, and will not permit any Restricted Subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by a Mortgage (i) on any Principal Property of Trane Parent or of a Restricted Subsidiary or (ii) on any shares or Funded Indebtedness of a Restricted Subsidiary (whether such Principal Property, shares or Funded Indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the Securities (together, if Trane Parent shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by Trane Parent or such Restricted Subsidiary ranking equally with the Securities) shall be secured equally and ratably with (or prior to) such indebtedness; excluding, however, from the foregoing any indebtedness secured by a Mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any Mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

(1) on property, shares or Funded Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary; or

(2) on property existing at the time of acquisition thereof by Trane Parent or a Restricted Subsidiary, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon, which indebtedness is incurred by Trane Parent or a Restricted Subsidiary prior to, at the time of or within 360 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) and the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the Mortgage shall not apply to any property theretofore owned by Trane Parent or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located; or

(3) on property, shares or Funded Indebtedness of a Person existing at the time such Person is merged into or consolidated with Trane Parent or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to Trane Parent or a Restricted Subsidiary; or

(4) on property of a Restricted Subsidiary to secure indebtedness of such Restricted Subsidiary to Trane Parent or another Restricted Subsidiary; or

(5) on property of Trane Parent or a Restricted Subsidiary in favor of the United States of America or any State thereof or Luxembourg or the jurisdiction of organization of Trane Parent, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, Luxembourg or the jurisdiction of organization of Trane Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgage; or

(6) existing at the date of this Indenture;

provided, however, that any Mortgage permitted by any of the foregoing clauses (1), (2), (3) and (5) of this Section 1004(a) shall not extend to or cover any property of Trane Parent or such Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.

(b) Notwithstanding the provisions of subsection (a) of this Section 1004, Trane Parent or any Restricted Subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in said subsection (a) in an aggregate amount which, together with all other such indebtedness for money borrowed of Trane Parent and its Restricted Subsidiaries and the Attributable Debt of Trane Parent and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions (as defined in Section 1005) existing at such time (other than Sale and Leaseback Transactions entered into prior to the date of this Indenture and Sale and Leaseback Transactions the proceeds of which have been applied in accordance with clause (b) of Section 1005), does not at the time exceed 10% of the shareholders’ equity in Trane Parent and its consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of Trane Parent.

(c) For the purposes of this Article Ten,

(1) the term “Attributable Debt” shall mean, as of any particular time, the lesser of (i) the fair value of the property subject to the applicable sale and leaseback transaction (as determined by the board of directors of Trane Parent) and (ii) the then present value (discounted at a rate equal to the weighted average of the rate of interest on all securities issued by the Issuer then issued and outstanding under this Indenture, compounded semi-annually) of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty). The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

(2) the term “shareholders’ equity in Trane Parent and its consolidated Subsidiaries” shall mean the share capital, share premium, contributed surplus and retained earnings of Trane Parent and its consolidated Subsidiaries, excluding the cost of shares of Trane Parent held by its Affiliates, all as determined in accordance with GAAP; and

(3) the term “Mortgage” on any specified property shall mean any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property.

SECTION 1005. Limitation on Sale and Leaseback Transactions.

Trane Parent covenants and agrees for the benefit of each series of Securities, other than any series established by or pursuant to a Board Resolution or an Officer’s Certificate of the Issuer of such series or in one or more supplemental indentures hereto which specifically provides otherwise, that Trane Parent will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person for the leasing by Trane Parent or a Restricted Subsidiary (except for leases for a term of not more than three years and for leases of a part of a Principal Property which has been sold, for use in connection with the winding up or termination of the business conducted on such Principal Property, and except, in the case of a Restricted Subsidiary, a lease to Trane Parent or another Restricted Subsidiary) of any Principal Property (whether now owned or hereafter acquired), which Principal Property has been or is intended to be sold or transferred by Trane Parent or such Restricted Subsidiary to such person (herein referred to as a “Sale and Leaseback Transaction”), unless (a) Trane Parent or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 1004, to incur indebtedness secured by a Mortgage on such Principal Property without equally and ratably securing the Securities, or (b) Trane Parent shall (and in any such case Trane Parent covenants that it will) apply within 360 days of the effective date of any such Sale and Leaseback Transaction an amount equal to the fair value (as determined by its Board of Directors) of such Principal Property so leased (i) to the retirement (other than by payment at maturity or to satisfy the mandatory requirements of any sinking, purchase or analogous fund or prepayment provision) of the Securities or other Funded Indebtedness of Trane Parent or any Restricted Subsidiary ranking on a parity with the Securities, provided, however, that the amount to be applied to the retirement of any Funded Indebtedness as provided under this clause (i) shall be reduced by (x) the principal amount of any Securities delivered within 360 days after such sale or transfer to the Trustee for the Securities of such series for retirement and cancellation and (y) the principal amount of other

Funded Indebtedness ranking on a parity with the Securities voluntarily retired by Trane Parent within 360 days after such sale or transfer; or (ii) to the purchase, improvement or construction of properties which are Principal Properties, provided, that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, Trane Parent shall apply an amount equal to the remainder as provided in clause (i); and promptly after the expiration of such 360-day period Trane Parent shall have delivered to the Trustee for the Securities of such series an Officer’s Certificate setting forth in reasonable detail all material facts necessary to show compliance with this subsection.

SECTION 1006. Defeasance of Certain Obligations.

Upon the Issuer’s exercise of its option, if any, to have this Section 1006 applied to any Securities or any series of Securities issued by such Issuer, or if this Section 1006 shall otherwise apply to any Securities or any series of Securities issued by such Issuer, each of the Issuer and the Guarantors may omit to comply with, and shall have no liability in respect of, any term, provision or condition set forth in Sections 802, 1004 and 1005 (and each of the Issuer and the Guarantors may omit to comply with, and shall have no liability in respect of any other provision or condition specified pursuant to Section 301(14) for such Securities) with respect to the Securities of any series whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant, to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default under Section 501(4) or otherwise, as the case may be; provided that the following conditions shall have been satisfied:

(1) The Issuer has deposited or caused to be irrevocably deposited (except as provided in Section 402(c) and the last paragraph of Section 1003) with the Trustee for the Securities of such series (specifying that each deposit is pursuant to this Section 1006) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money in an amount, or (ii) (except as provided in a supplemental indenture with respect to such series) if Securities of such series are not subject to repurchase at the option of such Holders, (A) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (x) or (y) of this subparagraph (1) money in an amount, or (B) a combination of the foregoing, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to such Trustee, to pay and discharge (x) the principal of (and premium, if any, on) and each installment of principal of (and premium, if any, on) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest or to, but excluding, the Redemption Date irrevocably designated by the Issuer pursuant to subparagraph (4) of this Section and (y) any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the Securities of such series;

(2) No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default (including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(3) The Issuer shall have delivered to such Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain obligations and that no Event of Default or default shall have occurred and be continuing; and

(4) If the Issuer has deposited or caused to be deposited money or U.S. Government Obligations or a combination thereof (if U.S. Government Obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants) to pay or discharge the principal of (and premium, if any, on) and interest, if any, on the Outstanding Securities of a series to, but excluding, a Redemption Date on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution of the Issuer or delivered to such Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that such Trustee give notice of such redemption in the name and at the expense of the Issuer and not less than 15 nor more than 60 days prior to such Redemption Date in accordance with Section 1104.

SECTION 1007. Statement by Officer as to Default.

Trane Parent will deliver to the Trustee for each series of Securities, on or before May 15 in each year ending after the date hereof, an Officer’s Certificate (one of the signatories of which shall be the principal executive officer, principal accounting officer or principal financial officer of Trane Parent) stating that in the course of the performance by such signer of his or her duties as an officer of Trane Parent, he would normally have knowledge of any default (without regard to periods of grace or notice requirements) by the Issuer or the Guarantors in the performance and observance of any of their respective covenants contained in this Indenture, and stating whether or not he has knowledge of any such default and, if so, specifying each such default of which such signer has knowledge and the nature thereof.

Trane Parent covenants to deliver to the Trustee, for each series of Securities, as soon as possible and in any event within five Business Days after Trane Parent becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which Trane Parent, the Issuer and the Guarantors, as applicable, propose to take with respect thereto.

SECTION 1008. Waiver of Certain Covenants.

Each of the Issuer and the Guarantors may omit in any particular instance to comply with any term, provision or condition set forth in Sections 802, 1004 and 1005 (and each of the Issuer and the Guarantors may omit in any particular instance to comply with any term, provision or condition specified pursuant to Section 301(14) for such Securities) if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of all series affected by such omission (voting as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors, as the case may be, and the duties of the Trustee for the Securities of each series in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1009. Calculation of Original Issue Discount.

The Issuer shall file with the Trustee for the Original Issue Discount Securities of each series promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article Eleven.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities of any series shall be evidenced by an Officer’s Certificate. In case of any redemption at the election of the Issuer of the Securities of any series, the Issuer shall, at least five Business Days prior to the date notice of redemption is required to be sent or caused to be sent pursuant to Section 1104 (unless a shorter notice shall be reasonably satisfactory to the Trustee for the Securities of such series), notify such Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed, such notice to be accompanied by a written statement signed by an authorized officer of the Issuer stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee for the Securities of such series with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 1103. Selection of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the Securities of that series to be redeemed shall be selected by lot, on a pro rata basis or by any other method the Trustee deems to be fair and appropriate (or, in the case of Global Securities, based on the method required by the U.S. Depositary or, if it is not so required, a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate), unless otherwise required by law or applicable stock exchange or depositary requirements, not more than 60 days prior to the Redemption Date by the U.S. Depositary or the Trustee, as applicable, for the Securities of such series, from the Outstanding Securities of such series not previously called for redemption.

Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee for the Securities of such series at least 60 days prior to the Redemption Date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or the Guarantors or (b) an entity specifically identified in such written statement that is an Affiliate of the Issuer or the Guarantors.

The Trustee for the Securities of such series shall promptly notify the Issuer and the Guarantors in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given by electronic delivery or first-class mail, postage prepaid, delivered or mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his or her address appearing in the Security Register or otherwise in accordance with the procedures of the U.S. Depositary.

All notices of redemption shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(6) that the redemption is for a sinking fund, if such is the case; and

(7) any conditions precedent for the redemption or notice of redemption.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request and expense, by the Trustee for such Securities in the name and at the expense of the Issuer. Any redemption or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent.

SECTION 1105. Deposit of Redemption Price.

By no later than 11:00 A.M. New York City time on any Redemption Date, the Issuer shall deposit with the Trustee for the Securities to be redeemed or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date (to the extent that such amounts are not already on deposit at such time in accordance with the provisions of Section 401, 403 or 1006).

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and such Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Issuer shall execute, and such Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, and having endorsed thereon the Guarantees executed by the Guarantors of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee for such Securities, Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to such Trustee for cancellation pursuant to Section 309, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by such Trustee at the sinking fund redemption price specified in such Securities.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Issuer will deliver to the Trustee for the Securities of such series an Officer’s Certificate (which need not contain the statements required by Section 102) stating that no defaults in the payment of interest, if any, with respect to Securities of that series and no Events of Default with respect to Securities of that series have occurred (which in either case have not been waived or cured) and (a) specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, (b) whether or not the Issuer intends to exercise its right, if any, to make an optional sinking fund payment with respect to such series on the next ensuing sinking fund payment date and, if so, the amount of such optional sinking fund payment, and (c) the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and will also deliver to such Trustee any Securities to be so delivered. Such written statement shall be irrevocable and upon its receipt by such Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect therefor and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

Not less than 30 days before each such sinking fund payment date the Securities of such series to be redeemed upon such sinking fund payment date shall be redeemed in the manner specified in Section 1103 and the Trustee shall cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107.

The Trustee for any series of Securities shall not redeem or cause to be redeemed any Security of such series with sinking fund moneys or deliver or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest with respect to Securities of that series or an Event of Default with respect to the Securities of that series except that, where the delivery or mailing of notice of redemption of any Securities shall theretofore have been made, such Trustee shall redeem or cause to be redeemed such Securities; provided, that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default, shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 513 or the default or Event of Default cured on or before the 60th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

ARTICLE THIRTEEN

GUARANTEE

SECTION 1301. Guarantee.

(a) Subject to the provisions of this Article Thirteen and for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guarantors hereby jointly and severally, fully and unconditionally guarantees to each Holder of a Security of each series authenticated and delivered by the Trustee for such Securities hereunder and to such Trustee for itself and on behalf of each such Holder, the due and punctual payment of principal of (and premium, if any, on) and interest on the Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and all other amounts owed under this Indenture, according to the terms thereof and of this Indenture. In case of the failure of the Issuer promptly to make any such payment of principal (and premium, if any, on) or interest, the Guarantors hereby agree to make any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

(b) The Guarantors hereby agree that their obligations hereunder shall be as if they were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of such Security or this Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee for the Securities of such series or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article Five of this Indenture. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that the Guarantee of such Guarantor will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on such Security or as otherwise set forth in this Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors any amount paid either to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(c) The Guarantors shall be subrogated to all rights of the Holder of such Security and the Trustee for the Securities of such series against the Issuer in respect of any amounts paid to such Holder by the Guarantors pursuant to the provisions of this Guarantee; provided, however, that the Guarantors shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Securities of the same series issued under the Indenture shall have been paid in full.

SECTION 1302. Execution and Delivery of Guarantee.

Each Guarantee to be endorsed on the Securities of each series shall include the terms of the Guarantee set forth in Section 1301 and any other terms that may be set forth in the form established pursuant to Section 206 with respect to such series. Each Guarantor hereby agrees to execute a Guarantee, in a form established pursuant to Section 206, to be endorsed on each Security authenticated and delivered by the Trustee for the Securities of such series.

Each Guarantee shall be executed in accordance with Section 303. The delivery of any Security by the Trustee for the Securities of such series, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees endorsed thereon on behalf of the Guarantors. Each Guarantor hereby agrees that its Guarantee set forth in Section 1301 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.

SECTION 1303. Notice to Trustee.

Each Guarantor shall give prompt written notice to the Trustee for the Securities of such series of any fact known to such Guarantor which prohibits the making of any payment to or by such Trustee in respect of the Guarantee pursuant to the provisions of this Article Thirteen other than any agreement in effect on the date hereof.

SECTION 1304. This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of (and premium, if any, on) or interest on the Securities by reason of any provision of this Article Thirteen will not be construed as preventing the occurrence of an Event of Default.

SECTION 1305. Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to the Guarantors or consent to any departure by a Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee for the Securities of such series.

SECTION 1306. Limitation on Liability.

With respect to each Guarantor, the obligations of such Guarantor hereunder will be limited to the maximum amount, as will not result in the obligations of such Guarantor under its Guarantee constituting a fraudulent conveyance or fraudulent transfer, after giving effect to all other relevant liabilities of such Guarantor.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

TRANE TECHNOLOGIES PLC

By:	/s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Senior Vice President, General Counsel and Secretary

TRANE TECHNOLOGIES HOLDCO INC.

By:	/s/ Evan M. Turtz
Name: Evan M. Turtz
Title: President and Secretary

TRANE TECHNOLOGIES FINANCING LIMITED

By:	/s/ Roderick Ross
Name: Roderick Ross
Title: Director

TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.À R.L.

By:	/s/ Roderick Ross
Name: Roderick Ross
Title: Director

By:	/s/ Timea Orosz
Name: Timea Orosz
Title: Manager B

TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED

By:	/s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Senior Vice President, General Counsel and Secretary

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY

By:	/s/ Christopher Donohoe
Name: Christopher Donohoe
Title: Director

TRANE TECHNOLOGIES COMPANY LLC

By:	/s/ Evan M. Turtz
Name: Evan M. Turtz
Title: Senior Vice President, General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Belinda Coleman
Name: Belinda Coleman
Title: Vice President